As filed with the Securities and Exchange Commission on April 6, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
PetSmart, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	94-3024325 (I.R.S. Employer Identification No.)
19601 North 27th Avenue, Phoenix, AZ 85027
(Address of principal executive offices)
2006 Equity Incentive Plan
(Full title of the plans)
Emily D. Dickinson, Esq.
Senior Vice President, General Counsel and Secretary
19601 North 27th Avenue
Phoenix, AZ 85027
(623) 580-6100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
R. Randall Wang, Esq.
Bryan Cave LLP
211 North Broadway, Suite 3600
St. Louis, Missouri 63102-2750
(314) 259-2000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer [X]	Accelerated filer [ ]

Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price	Aggregate Offering	Amount of
To be Registered	Registered	Per Share (2)	Price	Registration Fee
Common stock, $0.0001 par value per share	2,310,986(1)	$40.75	$94,172,680	$10,933

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of Registrant’s common stock that become issuable under the 2006 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933 and based upon the average of the high and low prices of the Registrant’s Common Stock as reported by the NASDAQ Global Select Market on March 31, 2011.

EXPLANATORY NOTE
     This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 2,310,986 shares of common stock, par value $0.0001 per share (“Common Stock”), of PetSmart, Inc. (the “Company”) that may be offered and sold under the PetSmart, Inc. 2006 Equity Incentive Plan (the “Plan”). The additional 2,310,986 shares of Common Stock that are the subject of this Registration Statement relate to additional shares that have become available pursuant to the terms of the Plan.
     The contents of the Company’s previously filed Registration Statement on Form S-8 (Registration No. 333-135651) filed with the Securities and Exchange Commission (the “SEC”) on July 7, 2006 relating to the Plan, is hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof. Unless the context otherwise requires, references made herein to “PetSmart,” “we,” “us,” “our” and “ours” refer to PetSmart, Inc. and its consolidated subsidiaries.
PART I
INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS
     As permitted by the rules of the SEC, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of this Registration Statement will be sent or given to eligible employees as specified by Rule 428(b) promulgated under the Securities Act. Such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by PetSmart, Inc. with the Securities and Exchange Commission, or the SEC, are incorporated by reference into this registration statement (except for the portions of the Company’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof or otherwise not filed with the SEC which are deemed not to be incorporated by reference into this Registration Statement):
     (a) PetSmart’s Annual Report on Form 10-K for the fiscal year ended January 30, 2011.
     (b) PetSmart’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 3, 2010.
     (c) PetSmart’s Current Reports on Form 8-K filed with the SEC on March 26, 2010, June 22, 2010, December 13, 2010, and March 25, 2011 (as amended on Form 8-K/A filed March 28, 2011).
     (d) The description of PetSmart’s common stock which is contained in PetSmart’s registration statement on Form 8-A, filed with the SEC under Section 12 of the Securities Exchange Act of 1934 on June 4, 1993.
     All reports and other documents subsequently filed by PetSmart pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents, except that the portion of any Current Report on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof shall not be incorporated by reference herein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities.
     The securities to be offered are registered under Section 12 of the Exchange Act.
Item 5. Interests of Named Experts and Counsel.

     Not Applicable.
Item 6. Indemnification of Directors and Officers.
     Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any director, officer, employee or agent of the corporation in any action, other than an action by or in the right of the corporation, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful. Section 145(b) provides that the corporation may indemnify any such person in an action by or in the right of the corporation if he or she acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that such person may not be indemnified in respect of any matter in which he or she has been judged liable to the corporation, unless authorized by the court. Section 145(c) provides that the corporation shall indemnify any such person against expenses actually and reasonably incurred in defense of any action if he or she has been successful in the defense of such action and if such action is one for which the corporation may indemnify such person under Section 145(a) or (b).
     The Company’s Restated Certificate of Incorporation provides that the liability of directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. The Restated Certificate of Incorporation also provides that a director shall not be personally liable to the Company or its stockholders for breach of fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.
     The Company’s Bylaws provide that the Company shall indemnify its directors and executive officers to the fullest extent not prohibited by applicable law, provided that the Company may modify the extent of indemnification by individual contracts. The Company is not required to indemnify any director or executive officer in connection with any proceeding initiated by such person unless (i) such indemnification is expressly required by law, (ii) the proceeding was authorized by the Board of Directors, (iii) such indemnification is provided by the Company, in its sole discretion, or (iv) the indemnification is required under the Bylaws. The Bylaws provide for the advance payment of expenses incurred by any director or executive officer, on account of their service, subject to certain conditions and exceptions.
     The Company has entered into indemnity agreements with its directors and executive officers. The form of agreement provides that the Company will indemnify the individual to the fullest extent authorized or permitted by the provisions of the Bylaws and Delaware law. The Company agrees to further indemnify such individual (a) against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that such individual becomes legally obligated to pay because of a claim made against or by him in connection with any action that such individual is, was or at any time a party, or is threatened to be a party, by reason of the fact such individual is, was or at any time becomes a director, officer, employee or other agent of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, employee, or other agent of another corporation, partnership, joint venture, trust or other enterprise; and (b) otherwise to the fullest extent provided to such individual by the Company under the non-exclusivity provisions of the Delaware code and Bylaws. The Company will not provide indemnity to the director under certain circumstances specified in its agreement.
Item 7. Exemption From Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     See Exhibit Index.
Item 9. Undertakings.
1. The undersigned registrant hereby undertakes:
     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on April 6, 2011.

PetSmart, Inc.
By:	/s/ Robert F. Moran
Robert F. Moran
President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Philip L. Francis	Executive Chairman	April 6, 2011

/s/ Robert F. Moran Robert F. Moran	President and Chief Executive Officer (Principal Executive Officer)	April 6, 2011

/s/ Lawrence P. Molloy Lawrence P. Molloy	Senior Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 6, 2011

* Angel Cabrera	Director	April 6, 2011

* Lawrence A. Del Santo	Director	April 6, 2011

* Rita V. Foley	Director	April 6, 2011

* Rakesh Gangwal	Director	April 6, 2011

* Joseph S. Hardin, Jr.	Director	April 6, 2011

* Gregory P. Josefowicz	Director	April 6, 2011

* Amin I. Khalifa	Director	April 6, 2011

Signature	Title	Date

* Richard K. Lochridge	Director	April 6, 2011

* Barbara A. Munder	Director	April 6, 2011

* Thomas G. Stemberg	Director	April 6, 2011

* By:	/s/ Emily Dickinson Emily Dickinson, as attorney-in-fact pursuant to authority granted by powers of attorney, copies of which are filed as exhibits to this Registration Statement	,

EXHIBITS

Exhibit Number	Description
3.1(1)	Restated Certificate of Incorporation of PetSmart.

3.2(2)	Certificate of Amendment of Restated Certificate of Incorporation of PetSmart.

3.3(3)	Form of Certificate of Designation of Series A Junior Participating Preferred Stock of PetSmart.

3.4(4)	Certificate of Amendment of Restated Certificate of Incorporation of PetSmart.

3.5(5)	Bylaws of PetSmart, as amended.

4.1	Reference is made to Exhibit Numbers 3.1 through 3.4.

4.2(6)	Form of Stock Certificate.

5.1*	Opinion of Bryan Cave LLP.

10.1(7)	2006 Equity Incentive Plan.

10.2(8)	Form of Nonstatutory Stock Option Agreement for 2006 Equity Incentive Plan.

10.3(9)	Form of Restricted Stock Agreement for 2006 Equity Incentive Plan.

10.4(10)	Form of Performance Share Unit Grant Notice and Performance Share Unit Agreement

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Bryan Cave LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1*	Power of Attorney.

*	Filed herewith.

(1)	Incorporated by reference to Exhibit 3.3(i) to PetSmart’s Registration Statement on Form S-1 (File No. 33-63912), filed with the SEC on June 4, 1993, as amended.

(2)	Incorporated by reference to Exhibit 3.5 to PetSmart’s Quarterly Report on Form 10-Q (File No. 0-21888), filed with the SEC September 7, 2005.

(3)	Incorporated by reference to Exhibit 99.3 to PetSmart’s Current Report on Form 8-K (File No. 0-21888), filed with the SEC on August 21, 1997.

(4)	Incorporated by reference to Exhibit 3.4 to PetSmart’s Current Report on Form 8-K filed with the SEC on June 23, 2009.

(5)	Incorporated by reference to Exhibit 3.5 to PetSmart’s Current Report on Form 8-K filed with the SEC on June 23, 2009.

(6)	Incorporated with the SEC by reference to Exhibit 4.4 to PetSmart’s Registration Statement on Form S-1 (File No. 33-63912), filed with the SEC on June 4, 1993, as amended.

(7)	Incorporated by reference to Exhibit 10.21 to PetSmart’s Annual Report on Form 10-K (File No. 0-21888), filed with the SEC on March 28, 2007.

(8)	Incorporated by reference to Exhibit 10.2 to PetSmart’s Current Report on Form 8-K (File No. 0-21888), filed with the SEC on June 28, 2006.

(9)	Incorporated by reference to Exhibit 10.3 to PetSmart’s Current Report on Form 8-K (File No. 0-21888), filed with the SEC on June 28, 2006.

(10)	Incorporated by reference to Exhibit 10.22 to PetSmart’s Quarterly Report on Form 10-Q (File No. 0-21888), filed with the SEC on May 29, 2009.